Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 25, 2025 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of The Chefs’ Warehouse, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024.

/s/ BDO USA, P.C.
________________________

Stamford, CT

June 16, 2025